# Purchase Agreement

**THIS PURCHASE AGREEMENT (the "Agreement") dated this 13th day of March, 2008**

**BETWEEN:**

Murray Fleming of 301 Thelma Drive # 501, Casper, Wyoming
(the 'Seller')
OF THE FIRST PART

**- AND -**

Nacel Energy Corporation of 301 Thelma Drive # 501, Casper, Wyoming
(the 'Purchaser')
OF THE SECOND PART

**IN CONSIDERATION OF THE COVENANTS** and agreements contained in this Purchase Agreement, the parties to this Agreement agree as follows:

**Purchase of Goods**

1. The Purchaser will purchase from the Seller the following goods (the "Goods"): four wind energy projects, including, Blue Creek TX, Channing Flats TX, Mesa Grande, KS, Nacel Ridge, Dominican Republic, and all associated project books and documentation, including meteorological data.

**Purchase Price**

2. The Seller will sell, transfer and deliver the Goods to the Purchaser on or before March 15 2008. The Purchaser will pay to the Seller the sum of one ($1.00) USD, paid by cash as required in clause 4 of this Agreement.

3. The Seller and the Purchaser both acknowledge the sufficiency of this consideration. In addition to the purchase price specified in this Agreement, the amount of any present or future sales, use, excise or similar tax applicable to the sale of the Goods will be paid by the Purchaser, or alternatively, the Purchaser will provide the Seller with a tax exemption certificate acceptable to the applicable taxing authorities.

4. The Purchaser will make payment for the Goods at the time when, and at the place where, the Goods are received by the Purchaser or, in the alternative, when any document of title or registrable bill of sale, bearing any necessary endorsement, is tendered to the Purchaser.

**Delivery of Goods**

5. The Goods will be deemed received by the Purchaser when delivered to the Purchaser at 301 Thelma Drive # 501, Casper, Wyoming.

**Risk of Loss**

6. The risk of loss from any casualty to the Goods, regardless of the cause, will be on the Seller until the Goods have been accepted by the Purchaser.

**Warranties**

7. The Seller warrants that (1) the Seller is the legal owner of the Goods; (2) the Goods are free from all liens and encumbrances; (3) the Seller has the right to sell the Goods; and (4) the Seller will warrant and defend the title of the Goods against any and all claims and demands of all persons.

8. THE SELLER EXPRESSLY DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. The Purchaser has been given the opportunity to inspect the Goods or to have it inspected and the Purchaser has accepted the Goods in its existing condition. Further, the Seller disclaims any warranty as to the condition of the Goods.

9. The Seller warrants that the Goods are now free and at the time of delivery will be free from any security interest or other lien or encumbrance, except the security interest created in this Agreement until the Seller is paid in full.

10. The Seller makes no warranty, and no warranty will be deemed to exist, that the Purchaser holds the Goods free of the claim of any third person that may arise from patent or trademark infringement.

11. EXCEPT FOR THE ABOVE WARRANTIES, NO OTHER WARRANTY (WHETHER EXPRESSED, IMPLIED OR STATUTORY) IS MADE BY THE SELLER REGARDING THE GOODS.

**Title**

12. Title to the Goods will remain with the Seller until delivery and actual receipt of the Goods by the Purchaser or, in the alternative, the Seller delivers a document of title or registrable Bill of Sale of the Goods, bearing any necessary endorsement, to the Purchaser.

**Security Interest**

13. The Seller retains a security interest in the Goods until paid in full.

**Inspection**

14. Inspection will be made by the Purchaser at the time and place of delivery.

**Claims**

15. The Purchaser's failure to give notice of any claim within 10 days from the date of delivery will constitute an unqualified acceptance of the Goods and a waiver by the Purchaser of all claims with respect to the Goods.

**Excuse for Delay or Failure to Perform**

16. The Seller will not be liable in any way for any delay, non-delivery or default in shipment due to labor disputes, transportation shortage, delays in receipt of

material, priorities, fires, accidents and other causes beyond the control of the Seller or its suppliers. If the Seller, in its sole judgment, will be prevented directly or indirectly, on account of any cause beyond its control, from delivering the Goods at the time specified or within one month after the date of this Agreement, then the Seller will have the right to terminate this Agreement by notice in writing to the Purchaser, which notice will be accompanied by full refund of all sums paid by the Purchaser pursuant to this Agreement.

**Remedies**

17. The Purchaser's exclusive remedy and the Seller's limit of liability for any and all losses or damages resulting from defective goods or from any other cause will be for the purchase price of the particular delivery with respect to which losses or damages are claimed, plus any transportation charges actually paid by the Purchaser.

**Cancellation**

18. The Seller reserves the right to cancel this Agreement:
    1. if the Purchaser fails to pay for any shipment when due;
    2. in the event of the Purchaser's insolvency or bankruptcy; or
    3. if the Seller deems that its prospect of payment is impaired.

**Notices**

19. Any notice to be given or document to be delivered to either the Seller or Purchaser pursuant to this Agreement will be sufficient if delivered personally or sent by prepaid registered mail to the address specified below. Any written notice or delivery of documents will have been given, made and received on the day of delivery if delivered personally, or on the third (3rd) consecutive business day next following the date of mailing if sent by prepaid registered mail:

SELLER: 301 Thelma Drive # 501, Casper, Wyoming, 82609

PURCHASER: 301 Thelma Drive # 501, Casper, Wyoming, 82609

**General Provisions**

20. Headings are inserted for the convenience only and are not to be considered when interpreting this Agreement. Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

21. All representations and warranties of the Seller contained in this Agreement will survive the closing of this Agreement.

22. Either party to this Agreement may assign its rights under this Agreement, but the assignment will not change the duty of either party, increase the burden or risk involved, or impair the chances of obtaining the performance of the Agreement. However, no obligation for performance imposed on either party by this Agreement may be delegated to any other person without the prior written consent of the other party. Each party has a substantial interest in having the other party perform or control the acts required by this Agreement.

23. This Agreement cannot be modified in any way except in writing signed by all the parties to this Agreement.

24. This Agreement will be governed by and construed in accordance with the laws of the State of Wyoming, including the Wyoming Uniform Commercial Code and the Seller and the Purchaser hereby attorn to the jurisdiction of the Courts of the State of Wyoming.

25. Except where otherwise stated in this Agreement, all terms employed in this Agreement will have the same definition as set forth in the Uniform Commercial Code in effect in the State of Wyoming on the date of execution of this Agreement.

26. If any clause of this Agreement is held unconscionable by any court of competent jurisdiction, arbitration panel or other official finder of fact, the clause will be deleted from this Agreement and the balance of this Agreement will remain in full force and effect.

27. This Agreement will inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.

28. This Agreement may be executed in counterparts. Facsimile signatures are binding and are considered to be original signatures.

29. Time is of the essence in this Agreement.

30. This Agreement constitutes the entire agreement between the parties and there are no further items or provisions, either oral or otherwise. The Purchaser acknowledges that it has not relied upon any representations of the Seller as to prospective performance of the Goods, but has relied upon its own inspection and investigation of the subject matter.

**IN WITNESS WHEREOF** the parties have executed this Purchase Agreement on this 13th day of March, 2008.

________________________

Murray Fleming

Nacel Energy Corporation

per: ____________________